UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2010

TYCO INTERNATIONAL LTD.

(Exact Name of Registrant as Specified in its Charter)

Switzerland	98-0390500
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-13836

(Commission File Number)

Freier Platz 10

CH-8200 Schaffhausen, Switzerland

(Address of Principal Executive Offices, including Zip Code)

41-52-633-02-44

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Information.

On August 17, 2010, Edward D. Breen, Chairman and Chief Executive Officer of Tyco International Ltd. (the “Company”) entered into a Rule 10b5-1 trading plan with respect to 1,828,301 shares of Company stock issuable upon exercise of option awards scheduled to expire in 2012.  The trading plan, executed during the Company’s most recent open trading window, becomes effective on September 13, 2010.  Under the plan, the options will be exercised and the underlying shares may be sold in the open market at the times specified in the plan, regardless of whether Mr. Breen becomes aware of any material non-public information concerning the Company.

Mr. Breen entered into the plan as part of his personal long-term financial and tax planning strategy and to provide for an orderly liquidation of the options prior to their expiration.  Assuming that all of Mr. Breen’s options are exercised and the underlying shares are sold, Mr. Breen would remain well above the minimum stock ownership thresholds established by the Company’s Board of Directors.  Any transactions under the 10b5-1 plan will be publicly reported through Form 144 and Form 4 filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYCO INTERNATIONAL LTD.
(Registrant)

	By:	/s/ John S. Jenkins, Jr.
John S. Jenkins, Jr.
Vice-President and Corporate Secretary

Date: 08/17/10